                               CONSENT OF COUNSEL

                           AIM COUNSELOR SERIES TRUST

We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for each portfolio of AIM Counselor Series Trust (the "Trust"), all of which are included in Post-Effective Amendment No. 36 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-36074), and Amendment No. 37 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09913), on Form N-1A of the Trust.


                                         /s/ Stradley Ronon Stevens & Young, LLP
                                         ---------------------------------------
                                         Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
May 26, 2009